Exhibit 99.1

GAP INC. REPORTS FIRST QUARTER RESULTS

•	Reaffirmed Full-Year Earnings per Share Guidance Range of $1.95 to $2.05

•	Delivered Positive 2 Percent Comparable Sales Growth

•	Distributed Approximately $190 Million to Shareholders Through Share Repurchases and Dividends

SAN FRANCISCO - May 18, 2017 - Gap Inc. (NYSE: GPS) today reported first quarter fiscal year 2017 diluted earnings per share of $0.36 compared with diluted earnings per share of $0.32 in the first quarter of fiscal year 2016. The company also reaffirmed its full-year diluted earnings per share guidance to be in the range of $1.95 to $2.05.

“We are pleased with our positive comp and earnings growth this quarter,” said Art Peck, president and chief executive officer, Gap Inc. “We've made substantial improvements in product quality and fit, and our increasing responsive capabilities are enabling us to better react to trends and demand."

"While the retail environment continues to be challenging, we are focused on delivering the best possible product and customer experience, and our ability to leverage a portfolio of iconic brands and operating scale uniquely positions the company for long-term growth,” Peck continued.

First Quarter 2017 Comparable Sales Results
Gap Inc.’s comparable sales for the first quarter of fiscal year 2017 were up 2 percent versus a 5 percent decrease last year. Comparable sales by global brand for the first quarter were as follows:

•	Old Navy Global: positive 8 percent versus negative 6 percent last year

•	Gap Global: negative 4 percent versus negative 3 percent last year

•	Banana Republic Global: negative 4 percent versus negative 11 percent last year

Net Sales Results
Net sales for the first quarter of fiscal year 2017 were $3.4 billion, about flat to the first quarter of fiscal year 2016. The translation of foreign currencies into U.S. dollars negatively impacted the company’s net sales for the first quarter of fiscal year 2017 by about $11 million. First quarter net sales details appear in the tables at the end of this press release.

Additional First Quarter of Fiscal 2017 Results and 2017 Outlook

Earnings per Share
The company reaffirmed its full year diluted earnings per share guidance to be in the range of $1.95 to $2.05.

The company updated its diluted earnings per share guidance for the first half of fiscal year 2017 to be down mid-single digits when compared with the adjusted diluted earnings per share for the first half of fiscal year 2016, an improvement from the company’s previous guidance of down high-single digits.

The company noted that foreign currency fluctuations negatively impacted earnings per share for the first quarter of fiscal year 2017 by an estimated $0.03, or about 9 percentage points of earnings per share growth.1

Comparable and Net Sales
The company continues to expect comparable sales for fiscal year 2017 to be flat to up slightly.

1In calculating earnings per share excluding the impact of foreign exchange, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges. This is done in order to enhance the visibility of business results excluding the direct impact of foreign currency exchange rate fluctuations.

Net sales for fiscal year 2017 are expected to be slightly below this range driven by an expected negative impact from foreign currency fluctuations year-over-year.

Operating Margin
The company’s operating margin for the first quarter of fiscal year 2017 was 7.4 percent compared with 6.5 percent last year.

Operating Expenses
First quarter fiscal year 2017 operating expenses were $1.05 billion compared with $987 million last year.

Effective Tax Rate
The effective tax rate was 39.9 percent for the first quarter of fiscal year 2017. The first quarter tax rate was negatively impacted by the adoption of a new accounting standard related to share-based compensation which requires all excess tax benefits and deficiencies to be recognized as a component of the income tax provision.

The company continues to expect its fiscal year 2017 effective tax rate to be about 39 percent, including the impact of the new accounting standard related to share-based compensation.

Inventory
At the end of the first quarter of fiscal year 2017, total inventory was about flat year-over-year.

The company now expects total inventory to be about flat at the end of the first half of fiscal year 2017 when compared with the end of the first half of fiscal year 2016.

Cash and Cash Equivalents
The company ended the first quarter of fiscal year 2017 with $1.6 billion in cash and cash equivalents. Year-to-date free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, net of insurance proceeds related to loss of property and equipment, was negative $5 million, reflecting the timing of lease payments and a larger increase in inventory from the beginning of the quarter to the end of the quarter when compared to the same period in fiscal 2016. Please see the reconciliation of free cash flow, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Cash Distribution
During the quarter, Gap Inc. repurchased 4.2 million shares for about $100 million and ended the first quarter of fiscal year 2017 with 396 million shares outstanding.

The company expects to spend about $100 million on share repurchases in the second quarter of fiscal 2017.

The company paid a dividend of $0.23 per share during the first quarter of fiscal year 2017. In addition, the company announced today that its Board of Directors authorized a second quarter dividend of $0.23 per share.

Capital Expenditures
First quarter fiscal year 2017 capital expenditures were $110 million. The company continues to expect capital spending to be approximately $625 million for fiscal year 2017, excluding an estimated $200 million associated with the rebuilding of the company’s Fishkill, New York distribution center campus and related supply chain spend. The company noted the majority of these costs are expected to be covered by insurance proceeds.

Real Estate
The company ended the first quarter of fiscal year 2017 with 3,652 store locations in 50 countries, of which 3,186 were company-operated.

The company now expects store count to be about flat at the end of fiscal year 2017 compared with fiscal year 2016, down from previous guidance of 40 net store openings.

Webcast and Conference Call Information
Jennifer Fall, senior vice president of Corporate Finance and Investor Relations at Gap Inc., will host a summary of the company’s first quarter fiscal year 2017 results during a conference call and webcast from approximately 2:00 p.m. to 3:00 p.m. Pacific Time today. Ms. Fall will be joined by Art Peck, Gap Inc. president and chief executive officer, and Teri List-Stoll, Gap Inc. executive vice president and chief financial officer.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 4151797). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	earnings per share for the first half and full fiscal year 2017;

•	comparable sales for fiscal year 2017;

•	net sales for fiscal year 2017;

•	foreign exchange impact in fiscal year 2017;

•	effective tax rate for fiscal year 2017;

•	total inventory at the end of the first half of fiscal year 2017;

•	capital expenditures for fiscal year 2017;

•	costs related to rebuilding the Fishkill distribution center;

•	store count at the end of fiscal year 2017 and new Athleta stores;

•	insurance recovery for costs related to the fire at our Fishkill distribution center; and

•	share repurchases in the second quarter of fiscal year 2017.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•
the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the unaudited financial information;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that failure to maintain, enhance and protect the company’s brand image could have an adverse effect on its results of operations;

•	the risk that the failure to attract and retain key personnel, or effectively manage succession, could have an adverse impact on the company’s results of operations;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to the company and adversely affect its business, financial condition, and results of operations;

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition, strategies, and results of operations;

•	the risk that the company’s investments in omni-channel shopping initiatives may not deliver the results the company anticipates;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•
the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures, which could have an adverse effect on the company’s results of operations and reputation;

•	the risk that foreign currency exchange rate fluctuations could adversely impact the company’s financial results;

•	the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing;

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the risks to the company’s efforts to expand internationally, including its ability to operate under a global brand structure and operating in regions where it has less experience;

•	the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct;

•	the risk that the company’s franchisees’ operation of franchise stores is not directly within the company’s control and could impair the value of its brands;

•
the risk that the company or its franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively;

•	the risk that comparable sales and margins will experience fluctuations;

•
the risk that changes in the company’s credit profile or deterioration in market conditions may limit the company’s access to the capital markets and adversely impact its financial results or business initiatives;

•	the risk that updates or changes to the company’s information technology systems may disrupt its operations;

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results, or those of its franchisees or vendors;

•
the risk that reductions in income and cash flow from our marketing and servicing arrangement related to our private label and co-branded credit cards could adversely affect our operating results and cash flows;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of May 18, 2017. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, Intermix, and Weddington Way brands. Fiscal year 2016 net sales were $15.5 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,200 company-operated stores, about 450 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:
Jennifer Poppers
(415) 427-1729
Press@gap.com

The Gap, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

($ in millions)	April 29, 2017	April 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,583	$1,313
Merchandise inventory	1,961	1,958
Other current assets	575	674
Total current assets	4,119	3,945
Property and equipment, net	2,605	2,864
Other long-term assets	687	698
Total assets	$7,411	$7,507

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of debt	$67	$424
Accounts payable	1,119	1,108
Accrued expenses and other current liabilities	1,088	974
Income taxes payable	28	49
Total current liabilities	2,302	2,555
Long-term liabilities:
Long-term debt	1,248	1,318
Lease incentives and other long-term liabilities	999	1,112
Total long-term liabilities	2,247	2,430
Total stockholders' equity	2,862	2,522
Total liabilities and stockholders' equity	$7,411	$7,507

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	13 Weeks Ended
($ and shares in millions except per share amounts)	April 29, 2017	April 30, 2016
Net sales	$3,440	$3,438
Cost of goods sold and occupancy expenses	2,137	2,229
Gross profit	1,303	1,209
Operating expenses	1,049	987
Operating income	254	222
Interest, net	16	18
Income before income taxes	238	204
Income taxes	95	77
Net income	$143	$127
Weighted-average number of shares - basic	399	398
Weighted-average number of shares - diluted	400	399
Earnings per share - basic	$0.36	$0.32
Earnings per share - diluted	$0.36	$0.32

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	13 Weeks Ended
($ in millions)	April 29, 2017	April 30, 2016
Cash flows from operating activities:
Net income	$143	$127
Depreciation and amortization (a)	123	132
Change in merchandise inventory	(133)	(53)
Other, net	(42)	(38)
Net cash provided by operating activities	91	168
Cash flows from investing activities:
Purchases of property and equipment	(110)	(139)
Insurance proceeds related to loss on property and equipment	14	—
Other	(3)	(1)
Net cash used for investing activities	(99)	(140)
Cash flows from financing activities:
Proceeds from issuances under share-based compensation plans	8	10
Withholding tax payments related to vesting of stock units	(13)	(17)
Repurchases of common stock	(96)	—
Excess tax benefit from exercise of stock options and vesting of stock units	—	1
Cash dividends paid	(92)	(91)
Net cash used for financing activities	(193)	(97)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	1	12
Net decrease in cash and cash equivalents	(200)	(57)
Cash and cash equivalents at beginning of period	1,783	1,370
Cash and cash equivalents at end of period	$1,583	$1,313
(a) Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

FREE CASH FLOW

Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, net of insurance proceeds related to loss on property and equipment, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.

	13 Weeks Ended
($ in millions)	April 29, 2017	April 30, 2016
Net cash provided by operating activities	$91	$168
Less: Purchases of property and equipment	(110)	(139)
Add: Insurance proceeds related to loss on property and equipment (a)	14	—
Free cash flow	$(5)	$29
__________
(a) Represents advance payments of insurance proceeds related to loss on property and equipment from the fire that occurred on the company-owned distribution center campus in Fishkill, New York on August 29, 2016.

The Gap, Inc.
NET SALES RESULTS
UNAUDITED

The following table details the company’s first quarter fiscal year 2017 net sales:

($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
13 Weeks Ended April 29, 2017
U.S. (1)	$668	$1,426	$437	$202	$2,733	79%
Canada	77	111	45	1	234	7%
Europe	133	—	4	—	137	4%
Asia	250	9	24	—	283	8%
Other regions	30	16	7	—	53	2%
Total	$1,158	$1,562	$517	$203	$3,440	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (3)	Total	Percentage of Net Sales
13 Weeks Ended April 30, 2016
U.S. (1)	$698	$1,328	$454	$178	$2,658	77%
Canada	70	98	47	1	216	6%
Europe	144	—	14	—	158	5%
Asia	280	50	26	—	356	11%
Other regions	31	10	9	—	50	1%
Total	$1,223	$1,486	$550	$179	$3,438	100%

(1)	U.S. includes the United States, Puerto Rico, and Guam.

(2)	Includes Athleta, Intermix, and Weddington Way.
(3) Includes Athleta and Intermix.

The Gap, Inc.
REAL ESTATE

Store count, openings, closings, and square footage for our stores are as follows:

	13 Weeks Ended April 29, 2017
	Store Locations Beginning of Q1	Store Locations Opened	Store Locations Closed	Store Locations End of Q1	Square Feet (millions)

Gap North America	844	—	9	835	8.6
Gap Asia	311	2	6	307	2.9
Gap Europe	164	—	1	163	1.4
Old Navy North America	1,043	5	1	1,047	17.5
Old Navy Asia	13	—	—	13	0.2
Banana Republic North America	601	—	4	597	5.0
Banana Republic Asia	48	1	—	49	0.2
Banana Republic Europe	1	—	1	—	—
Athleta North America	132	1	—	133	0.6
Intermix North America	43	—	1	42	0.1
Company-operated stores total	3,200	9	23	3,186	36.5
Franchise	459	15	8	466	N/A
Total	3,659	24	31	3,652	36.5